As filed with the Securities and Exchange Commission on March 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Symantec Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0181864
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

350 Ellis Street

Mountain View, CA 94043

(Address of Principal Executive Offices)

Performance stock units granted under the Blue Coat, Inc. 2016 Equity Incentive Plan

(Full Title of the Plans)

Scott C. Taylor

Executive Vice President, General Counsel and Secretary

350 Ellis Street

Mountain View, CA 94043

(Name and Address of Agent For Service)

(650) 527-8000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

William L. Hughes, Esq.

Douglas N. Cogen, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

Telephone: (650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	5,652,000(4)	$27.23	$153,903,960	$19,162

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)	Payment by the holder is not required for conversion of performance stock units into shares.
(3)	Calculated solely for the purposes of computing the amount of the registration fee as follows: with respect to additional shares issuable under performance stock units assumed, under Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock reported on the NASDAQ Global Select Market on March 15, 2018.
(4)	Represents additional shares of the Registrant’s Common Stock issuable under performance stock units granted under the Blue Coat, Inc. 2016 Equity Incentive Plan listed below and assumed by the Registrant pursuant to an Agreement and Plan of Merger dated June 12, 2016, by and among the Registrant, S-B0616 Merger Sub, Inc., a wholly owned subsidiary of the Registrant, and Blue Coat, Inc. Shares available for issuance under assumed performance stock units were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 2, 2016 (Registration No. 333 212847).

STATEMENT PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register additional shares for issuance under the Blue Coat, Inc. 2016 Equity Incentive Plan, assumed by the Registrant on August 1, 2016 pursuant to an Agreement and Plan of Merger dated June 12, 2016, by and among the Registrant, S-B0616 Merger Sub, Inc., a wholly owned subsidiary of the Registrant, and Blue Coat, Inc. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the registration statement on Form S-8 (Registration No. 333-212847), filed with the Securities and Exchange Commission on August 2, 2016, are incorporated herein by reference, except for Part II, Item 8 – Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.01	Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-119872	4.01	10/21/04

4.02	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-126403	4.03	07/06/05

4.03	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	10-Q	000-17781	3.01	08/05/09

4.04	Certificate of Designations of Series A Junior Preferred Stock of Symantec Corporation	8-K	000-17781	3.1	06/26/15

4.05	Bylaws, as amended, of Symantec Corporation	10-K	000-17781	3.05	05/19/2017

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.02	Consent of Fenwick & West LLP (filed as part of Exhibit 5.01)					X

24.01	Power of Attorney (incorporated by reference to the signature page hereto)					X

99.01	Blue Coat, Inc. 2016 Equity Incentive Plan, including forms of awards thereunder	S-8	333-212847	99.01	08/02/16

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 16, 2018.

SYMANTEC CORPORATION

By:	/s/ Gregory S. Clark
Gregory S. Clark
Chief Executive Officer and Director

POWER OF ATTORNEY TO SIGN AMENDMENTS

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each being an officer and/or director of the Registrant) does hereby constitute and appoint Gregory S. Clark, Nicholas R. Noviello and Scott C. Taylor, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gregory S. Clark Gregory S. Clark	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2018

/s/ Nicholas R. Noviello Nicholas R. Noviello	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2018

/s/ Daniel H. Schulman Daniel H. Schulman	Chairman of the Board	March 16, 2018

/s/ Frank E. Dangeard Frank E. Dangeard	Director	March 16, 2018

/s/ Kenneth Y. Hao Kenneth Y. Hao	Director	March 16, 2018

/s/ David W. Humphrey David W. Humphrey	Director	March 16, 2018

/s/ Geraldine B. Laybourne Geraldine B. Laybourne	Director	March 16, 2018

/s/ David L. Mahoney David L. Mahoney	Director	March 16, 2018

/s/ Robert S. Miller Robert S. Miller	Director	March 16, 2018

/s/ Anita M. Sands Anita M. Sands	Director	March 16, 2018

/s/ V. Paul Unruh V. Paul Unruh	Director	March 16, 2018

/s/ Suzanne M. Vautrinot Suzanne M. Vautrinot	Director	March 16, 2018